UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2014

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

450 Gears Road, Suite 500, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-765-7100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 19, 2014, Patterson-UTI Energy, Inc. announced that one of its subsidiaries has entered into an agreement to acquire the Texas-based pressure pumping assets of a privately held company. The acquisition includes 143,250 horsepower of hydraulic fracturing equipment, which was manufactured in 2011 and 2012, and provides Patterson-UTI with two additional bases of operations and employees to support customer activity in the Eagle Ford and Haynesville shale plays. The pending transaction, which is expected to close within 90 days, is subject to customary closing conditions and receipt of required third party consents, and is subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Act.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith.

99.1 Press Release dated September 19, 2014 announcing the agreement to acquire Texas-based pressure pumping assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

September 19, 2014	By:	John E. Vollmer III
Name: John E. Vollmer III
Title: Senior Vice President-Corporate Development, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 19, 2014 announcing the agreement to acquire Texas-based pressure pumping assets.